UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 9, 2012
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2012, Mr. John B. Elliot was appointed as senior vice president, operations, of Hospira, Inc. (the “Company”), effective April 16, 2012. The Company’s appointment of Mr. Elliot was announced in a press release, dated April 11, 2012, attached to this Form 8-K as Exhibit 99.1.

Mr. Elliot, age 60, previously served as a consultant with Pharma Associates, Ltd.  He also served as the President and Chairman of Cherokee Pharmaceuticals LLC, a wholly owned subsidiary of PRWT Services, Inc. from 2007 to 2010.  Mr. Elliot also served as the Senior Vice President, Primary Supply and Antibiotics at GlaxoSmithKline from 2002 to 2007.

Mr. Elliot’s base salary will be $450,000, and he will be eligible for an annual incentive award targeted at 70% of base salary. Mr. Elliot will also receive a restricted stock grant valued at $350,000 on June 29, 2012, with the number of restricted shares based on the Company’s stock price on that date, and with such restricted stock vesting on December 31, 2013.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

99.1                                                   Press Release, dated April 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: April 13, 2012	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated April 11, 2012